Exhibit 99.1

Regency Centers Corporation

Press Release

www.RegencyCenters.com	CONTACT: LISA PALMER
(904) 598-7636

REGENCY CENTERS ANNOUNCES 2011 GUIDANCE

Jacksonville, Fla. (December 9, 2010) — Regency Centers Corporation (NYSE: REG) today affirmed 2010 earnings guidance and updated 2010 guidance for the following metrics: same property percent leased at period end, same property NOI growth, and rental rate growth. The Company also provided full year 2011 guidance. Details of this guidance have been filed in a Form 8-K with the Securities and Exchange Commission. Full details are accessible on the Investor Relations Home page of the Company’s corporate website (www.regencycenters.com) under the Quick Links section.

Regency Centers Corporation (NYSE: REG)

Regency is the leading national owner, operator, and developer of grocery-anchored and community shopping centers. At September 30, 2010, the Company owned 399 retail properties, including those held in co-investment partnerships. Including tenant-owned square footage, the portfolio encompassed 53.1 million square feet located in top markets throughout the United States. Since 2000 Regency has developed 201 shopping centers, including those currently in-process, representing an investment at completion of $3.0 billion. Operating as a fully integrated real estate company, Regency is a qualified real estate investment trust that is self-administered and self-managed.

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Forward-looking statements involve risks and uncertainties. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.